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                                                                   EXHIBIT 10.30

                         EMPLOYMENT AGREEMENT AMENDMENT

         This AMENDMENT to the Employment Agreement dated as of April 16, 1998 between True North Communications Inc., a Delaware corporation (the "Company"), and Terry D. Peigh (the "Executive") is entered into as of March 1, 2001.

         WHEREAS, the Company and the Executive have entered into the above-referenced Employment Agreement pursuant to which the Executive currently serves the Company as its Executive Vice President, and the Company and the Executive desire to amend the Employment Agreement as set forth below.

         NOW, THEREFORE, it is agreed that the Employment Agreement is hereby amended, effective as of March 1, 2001, by replacing Subsection 5(c) with the following Subsection 5(c):

                  "(c) TERMINATION AFTER A CHANGE IN CONTROL. If the Executive incurs a Qualifying Termination (other than a Qualifying Termination due to death or Disability) within two years of the occurrence of a "Change in Control" under and as defined in the Company's Asset Protection Plan (or a similar replacement plan providing severance benefits to Company employees after a change in control), then, if mutually agreed upon between the Executive and the Company, the benefits payable to the Executive pursuant to Section 5(b)(ii) above upon such Qualifying Termination, if any, shall be reduced to the extent necessary to maximize the total after-tax benefit to the Executive, after taking into account all applicable local, state, and federal income and excise taxes, including any applicable excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended."

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 12th day of March, 2001, to be effective as of March 1, 2001.

                         TRUE NORTH COMMUNICATIONS INC.


                         By: /s/David A. Bell
                             -----------------------------------------
                              David A. Bell,
                                Chairman and Chief Executive Officer

                         By: /s/Marilyn R. Seymann
                             ----------------------------------------
                              Marilyn R. Seymann,
                                Chairman of the Compensation Committee
                                of the Board of Directors

                         EXECUTIVE

                         /s/Terry D. Peigh
                         --------------------------------------------
                             Terry D. Peigh